SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 26, 2002

                                 FIBERCORE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Nevada                      000-21823                  87-0445729
     (STATE OR OTHER           (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
JURISDICTION OF INCORPORATION)                               IDENTIFICATION NO.)


           253 Worcester Road, P.O. Box 180                      01507
                     Charlton, MA
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

       Registrant's telephone number, including area code (508) 248-3900

                                 Not Applicable
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.     OTHER EVENTS.

            Crescent International Ltd. ("Crescent") has informed FiberCore, Inc. (the "Company") that Crescent has no current plans to change Crescent's holdings in the Company's common stock. Accordingly, Crescent has decided not to extend the existing equity line agreement between Crescent and the Company, expiring December 31, 2002, which provided for the sale of common stock to Crescent. Similarly, Crescent has informed the Company that Crescent has no current plans to sell any common stock in the Company held by Crescent. At present, the terms of the equity line agreement effectively prevent the Company from selling common stock to Crescent under the agreement prior to expiration.

            Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                FIBERCORE, INC.



                                By: /s/ Robert P. Lobban
                                    --------------------------------------------
                                    Name:  Robert P. Lobban
                                    Title: Chief Financial Officer and Treasurer

Date:  November 26, 2002